EXHIBIT 99.1

Donegal Group Inc. to Present at the 24th Annual Insurance Conference of the CFA Society of New York

MARIETTA, Pa., Nov. 03, 2020 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) and (NASDAQ:DGICB) today announced that Kevin G. Burke, President and Chief Executive Officer, and Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, will present at the virtual 24th Annual Insurance Conference hosted by the CFA Society of New York and sponsored by Raymond James on Tuesday, November 10, 2020 at 11:45 a.m. EST.

Interested investors and other parties may register for the event and watch the live webcast of the presentation at the following link: https://www.cfany.org/event/24th-annual-insurance-conference/.

About the Company

Donegal Group Inc. is an insurance holding company. The insurance subsidiaries of Donegal Group Inc. and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group. Our Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. We are focused on several primary strategies, including growing profitably in commercial lines, improving our financial performance, leveraging technology to transform our business, strategically modernizing our business in order to achieve operational excellence and competing effectively to enhance our market position.

For Further Information:

Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com

Adam Prior, Senior Vice President, The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com